SUPPLEMENTAL AGREEMENT

BETWEEN

TRICO SHIPPING AS

(formerly Saevik Shipping AS)

(as BORROWER)

AND

NEDSHIP BANK N.V.

(formerly Nederlandse Scheepshypoteekbank N.V.)

acting through its Norwegian branch

Nedship Bank (Nordic)

UNIBANK OF DENMARK (UNIBANK A/S) Singapore Branch

DEN NORSKE BANK ASA

(as BANKS)

AND

DEN NORSKE BANK ASA

(AS AGENT)

THIS SUPPLEMENTAL AGREEMENT (hereinafter called the "Supplemental Agreement") IS MADE THE 13TH DAY OF APRIL 2000 BETWEEN

1. TRICO SHIPPING AS
P.O. Box 85
6090 Fosnavag
Norway
Telephone No. +47 70 08 10 20
Telefax No. +47 70 08 93 27
(hereinafter called the "Borrower") and

2. THE BANKS AND FINANCIAL INSTITUTIONS
which names and addresses are listed in Appendix 9 to the Agreement

3. DEN NORSKE BANK ASA
5020 Bergen
Norway
Telephone No. +47 55 21 10 00
Telefax No. +47 55 21 19 24
(as "Agent").

WHEREAS:

A. Pursuant to a reducing revolving credit facility agreement dated 23 June 1998, supplemented by a letter dated 21 April 1999, (hereinafter referred to as the "Loan Agreement"), the Banks has granted the Borrower a reducing revolving credit facility in the equivalent amount of NOK 650,000,000.-, which should have been reduced to the equivalent amount of NOK 500,000,000.- on 28 December 1999.

B. The Borrower has requested the Banks consent to postpone the repayment of the Deferred Amount (as defined below) until the Final Maturity Date (the "Deferment").

C. The Banks by a facility letter dated 23 December 1999 have given their consent to the Deferment, each Bank participating with the Participation Amounts (as defined below) (i.e. with amounts proportional to each Bank's original commitment), subject to that the Deferred Amount will be utilised on a separate and individual basis under the Loan Agreement and subject to the conditions set out in this Supplemental Agreement.

D. The Borrower has requested the Banks consent to change the registry for the vessel MV "Northern Comrade" from Norwegian Ordinary Register of ships ("NOR") to Norwegian International Register of ships ("NIS").

E. The Borrower has requested the Banks consent to change the registry for the vessel MV "Northern Supporter" from NOR to Registry of Shipping and Seaman, Cardiff, United Kingdom ("RSS").

F. The Banks, having 1. priority mortgages on the vessels referred to above, by a letter dated 25 February 2000 have given their consent to the requested changes set forth in Recital D and E subject to the conditions set out in this Supplemental Agreement.

G. This Supplemental Agreement shall be construed as being in all respects supplemental to the Loan Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. Definitions

1.01.

In this Supplemental Agreement, unless the context otherwise requires, terms defined in the Loan Agreement shall bear the same meaning when used herein. In addition, the Loan Agreement means the Loan Agreement as supplemented and amended by this Supplemental Agreement.

1.02.

In this Supplemental Agreement the following words and expressions shall have the meaning set opposite them below;

"Second Corona Mortgage" means the second priority Bahamian mortgage on the vessel Corona in favour of the Agent on behalf of the Banks and in form and substance acceptable to the Agent;

"Second Corona Deed of Covenants" means a deed of covenants executed by the Borrower in favour of the Agent on behalf of the Banks in respect of the Second Corona Mortgage and in form and substance acceptable to the Agent;

"Deferred Amount" means the Reduction Amount, i.e. the equivalent amount of NOK 50,000,000.-, which was due on the Reduction Date falling on 28 December 1999;

"Effective Date" means the day when all conditions set forth in Clause 3.01 (i) below are fulfilled by the Borrower;

"Guarantor's Confirmation" means the confirmation in form and substance as set out in Exhibit 1 hereto;

"Participation Amount(s)"

Den norske Bank ASA NOK 21,153,846.-

Nedship Bank N.V. NOK 14,423,077.-

Unibank of Denmark NOK 14,423,077.-;

"Original Facility Amount" means the Facility Amount as of the Reduction Date falling on 28 December 1999, i.e. the equivalent amount of NOK 500,000,000.-;

"Second Effective Date" means the day when all conditions set forth in Clause 3.01 (iii) below are fulfilled by the Borrower.

2. Representation and Warranties

2.01.

The Borrower shall by signing this Supplemental Agreement be deemed to have made to the Agent and the Banks the representations and warranties as set out in Clause 3.01. of the Loan Agreement.

3. Conditions

3.01.

The obligation of the Bank to accept the Borrower's request as set forth in Recital B, D and E above shall be subject to the condition that the Agent on behalf of the Banks has received the following documents in a form satisfactory to the Agent and its legal advisers;

(i) In respect of the request set forth in Recital B above:-

a) an executed copy of this Supplemental Agreement;

b) the Company Certificate in respect of the Borrower with attached copies of (i) the Articles of Association of the Borrower and (ii) the resolutions of the Board of Directors evidencing approval of this Supplemental Agreement as the Borrower is a party to, and authorising its appropriate officer or officers or other representatives to execute the same on its behalf, or other authorisations as shall be acceptable to the Agent on behalf of the Banks, certifying the identities of its officers and directors;

c) the Company Certificate of the Guarantor with attached copies of (i) the Articles of Association of the Guarantor and (ii) the resolutions of the Board of Directors of the Guarantor evidencing knowledge of this Supplemental Agreement, the increase of the Facility Amount and the acceptance of the continuation of the Guarantee and the Guarantor's Declaration;

d) the Guarantor's Confirmation;

e) a declaration from Eksportfinans ASA in respect of the co-ordination agreement in form and substance acceptable to the Agent;

f) the Second Corona Mortgage;

g) the Second Corona Deed of Covenants; and

h) legal opinion(s) from such counsel in such jurisdictions as the Agent may reasonably have requested addressing questions or circumstances of relevance to this Supplemental Agreement and any other related document.

(ii) In respect of the request set forth in Recital D above:-

a) the resolutions of the Board of Directors resolving the change of registry from NOR to NIS and the continuance of the 1. priority mortgage on the vessel MV "Northern Comrade" and evidencing approval of this Supplemental Agreement as the Borrower is a party to, and authorising its appropriate officer or officers or other representatives to execute the same on its behalf, or other authorisations as shall be acceptable to the Agent on behalf of the Banks, certifying the identities of its officers and directors;

b) confirmation from the insurance companies that all insurances taken out on MV "Northern Comrade" will be maintained in their present form and with the Agent noted as mortgageee; and

c) confirmation from NIS confirming the registration of the mortgage on MV "Northern Comrade" with 1. priority.

(iii) In respect of the request set forth in Recital E above in addition to the conditions set out in Clause 3.01 (i) a) and h):-

a) the resolutions of the Board of Directors resolving the change of registry from NOR to RSS and evidencing approval of the new security documents concerning Supporter (as defined below) and this Supplemental Agreement as the Borrower is a party to, and authorising its appropriate officer or officers or other representatives to execute the same on its behalf, or other authorisations as shall be acceptable to the Agent on behalf of the Banks, certifying the identities of its officers and directors;

b) the Supporter Mortgage (as defined below);

c) the Supporter Deed of Covenants (as defined below);

d) confirmation from the insurance companies that all insurances taken out on Supporter will be maintained in their present form and with the Agent noted as mortgagee;

e) confirmation/transcript of registry from RSS confirming the registration of the mortgage on Supporter with 1. priority; and

f) any necessary licences and/or permissions required for the entry in RSS.

3.02.

Further the obligation of the Banks to accept the Borrower's request set forth in Recital B, D and E above shall be subject to that the Borrower shall pay to the Agent on behalf of the Banks on demand all cost, expenses and disbursement (including, but not limited to legal fees and printing, publication and travelling expenses) incurred by the Agent and/or the Banks in the negotiation, preparation and completion of this Supplemental Agreement and the maintenance, protection and enforcement of any of their rights hereunder.

Furthermore the Borrower shall in respect of the request set forth in Recital B above pay to the Agent for distributions to the Banks a flat fee of NOK 30,000.-. The fee is payable on 28. December 1999.

4. Amendments to the Loan Agreement

With effect on and from the Effective Date, the Loan Agreement shall be amended in the following respect:-

4.01.

2. Definitions

a) The following definitions shall be amended and read as follows:-

"Facility Amount" the aggregate of the Commitments of all of the Banks not exceeding the aggregate of the Original Facility Amount and the Deferred Amount as reduced in accordance with the provisions of this Agreement, respectively.

"Fleet Mortgage" a first priority mortgage on each of the Vessels, save for Corona, in the amount of NOK 715,000,000.- executed by the Borrower in favour of the Agent on behalf of the Banks, substantially in the terms and form as set out in Appendix 2 hereto.

"Margin" means, for the Original Facility Amount, zeropointseventy per cent (0,70%) per annum from the first Drawdown Date and until 30 June 2000 and thereafter throughout the Loan Period zeropointseventyfive per cent (0,75%) per annum.

"Security Documents" the Fleet Mortgage, the Clipper Mortgage, the Corona Mortgage, the Second Corona Mortgage, the Assignment of Earnings, the Declaration of Pledge, the Corona Deed of Covenants, the Second Corona Deed of Covenants, the Guarantee and the Assignment of Insurances.

From the Second Effective Date the definition of Fleet Mortgage shall be amended by inserting behind the word "Corona" the words "and Supporter". The definition of Security Documents shall as of the same be amended by inserting behind the word "Insurances" the words ",the Supporter Mortgage and the Supporter Deed of Covenants".

b) The following definitions shall be inserted and read as follows:-

"Corona" the M/V "NORTHERN CORONA" built 1992, registered in the Borrower's name at the port of Nassau, Bahamas, with official number 732217.

"Corona Deed of Covenants" a deed of covenants executed by the Borrower in favour of the Agent on behalf of the Banks in respect of the Corona Mortgage.

"Corona Mortgage" a first priority Bahamian mortgage on the vessel Corona in the amount of NOK 715,000,000.- executed by the Borrower in favour of the Agent on behalf of the Banks.

"Margin 2" means, for the Deferred Amount, onepointzerozero per cent (1,00%) per annum from the first Drawdown Date and throughout the Loan Period.

c) The following definitions shall be inserted and have identical signification as set out in article 1.02. of this Supplemental Agreement:-

"Deferred Amount"

"Original Facility Amount"

"Second Corona Mortgage"

"Second Corona Deed of Covenants"

d) From the Second Effective Date the following definitions shall be inserted and read as follows:-

"Supporter" the MV "NORTHERN SUPPORTER" built in 1996, registered in the Borrower's name in the Registry of Shipping and Seaman, Cardiff, United Kingdom (RSS) and having its homeport in Aberdeen, Scotland.

"Supporter Deed of Covenants" a deed of covenants executed by the Borrower in favour of the Agent on behalf of the Banks in respect of the Supporter Mortgage and in form and substance acceptable to the Agent.

"Supporter Mortgage" a first priority British mortgage on the vessel Supporter executed by the Borrower in favour of the Agent on behalf of the Banks and in form and substance acceptable to the Agent.

4.02.

3. Representations and Warranties

3.01. j) (i) shall be amended and read as follows:-

"in the absolute and (save as the Fleet Mortgage, the Corona Mortgage and the Second Corona Mortgage) unencumbered ownership of the Borrower" From the Second Effective date Clause 3.01. j) (i) shall be amended and read as follows:-

"in the absolute and (save as the Fleet Mortgage, the Corona Mortgage, the Second Corona Mortgage and the Supporter Mortgage) unencumbered ownership of the Borrower"

4.03.

5. Drawdown and Currency Conversion

5.03. shall be amended and read as follows:-

"a) The aggregate number of Advances outstanding under the Original Facility Amount under this Agreement shall at any time not exceed five (5).

b) The aggregate number of Advances outstanding under the Deferred Amount under this Agreement shall at any time not exceed two (2)."

4.04.

6. Interest

6.02. shall be amended and read as follows:-

"a) On each Interest Payment Date the Borrower shall pay to the Agent on behalf of the Banks interest for the Advance under the Original Facility Amount for that Interest Period at the rate determined by the Agent after consultation with the Banks as being the aggregate of (i) the Margin and (ii) Libor and/or Nibor (in respect of NOK) for such Interest Period.

b) On each Interest Payment Date the Borrower shall pay to the Agent on behalf of the Banks interest for the Advance under the Deferred Amount for that Interest Period at the rate determined by the Agent after consultation with the Banks as being the aggregate of (i) the Margin 2 and (ii) Libor and/or Nibor (in respect of NOK) for such Interest Period."

4.05.

8. Reduction of the Facility Amount

8.01. shall be amended and read as follows:-

"Without prejudice to the Banks' rights pursuant to Clause 14 of this Agreement, the Facility Amount shall be reduced as follows:

Reduction	Date	Amount in NOK		Facility Amount in NOK
		Original Facility Amount	Deferred Amount
3	28 December 1999	50,000,000.-	0.-	550,000,000.-
4	28 June 2000	50,000,000.-	0.-	500,000,000.-
5	28 December 2000	50,000,000.-	0.-	450,000,000.-
6	28 June 2001	50,000,000.-	0.-	400,000,000.-
7	28 December 2001	50,000,000.-	0.-	350,000,000.-
8	28 June 2002	50,000,000.-	0.-	300,000,000.-
9	28 December 2002	50,000,000.-	0.-	250,000,000.-
10	28 June 2003	50,000,000.-	0.-	200,000,000.-
11 (balloon)	28 June 2003	150,000,000.-	50,000,000.-	0.-

4.06.

11. Security

11.01. shall be amended and read as follows:-

"The Loan together with all unpaid interest and costs payable hereunder shall be secured by:

(i) the Fleet Mortgage, and
(ii) the Clipper Mortgage, and
(iii) the Corona Mortgage, and
(iv) the Second Corona Mortgage, and
(v) the Assigment of Earnings, and
(vi) the Declaration of Pledge, and
(vii) the Corona Deed of Covenants, and
(viii) the Second Corona Deed of Covenants, and
(ix) the Guarantee, and
(x) the Assignment of Insurances."

From the Second Effective Date Clause 11.01. shall be amended as follows:-

"(xi) the Supporter Mortgage, and
(xii) the Supporter Deed of Covenants."

4.07.

17. Fees and Expenses

17.03. shall be amended and read as follows:-

"The Borrower shall pay to the Agent for distribution to the Banks

(i) a commitment fee of zeropointtwentyfive per cent (0,25%) per annum of any undrawn and uncalled amount under the Original Facility Amount, and

(ii) a commitment fee of zeropointfifty per cent (0,50%) per annum of any undrawn and uncalled amount under the Deferred Amount."

4.08.

Appendix 2

Reference to Northern Corona shall be deleted.

In respect of the vessel MV "Northern Comrade" any reference to NOR shall be construed as reference to NIS.

From the Second Effective Date reference to the vessel MV "Northern Supporter" shall be deleted.

4.09.

Appendix 8

The callsignal LDXT for the vessel MV "Northern Corona" shall be replaced by Official number 732217.

The callsignal LAIM for the vessel MV "Northern Comrade" shall be replaced by callsignal LAIM3.

From the Second Effective Date the callsignal LIPE for the vessel MV "Northern Supporter" shall be replaced by the Official number 728683.

4.10.

Subject only to the modifications set out in this Supplemental Agreement, the terms and conditions of the Loan Agreement shall remain in full force and effect and binding upon the Agent, the Banks and the Borrower.

5. Applicable law

This Supplemental Agreement shall be governed by and construed in accordance with Norwegian law. The Borrower accepts Bergen Town Court as none exclusive venue. This choice shall not prevent the Agent on behalf of the Banks to enforce any of the Security Documents against the Vessel whereever it may be found.

* * *

IN WITNESS WHEREOF the parties hereto have caused this Supplemental Agreement to be duly executed the day and the year above written.

For and on behalf of

TRICO SHIPPING AS	p.p. DEN NORSKE BANK ASA
NEDSHIP BANK N.V. acting through its Norwegian branch Nedship Bank (Nordic)
UNIBANK OF DENMARK (UNIBANK A/S) Singapore Branch
p.p.DEN NORSKE BANK ASA as Agent